[BKD, LLP Letterhead]



We consent to the incorporation by reference in this registration statement of First Advantage Bancorp (Corporation) on Form S-8 of our report dated June 14, 2007, on our audit of the consolidated financial statements of First Federal Savings Bank as of and for the year ended December 31, 2006, which report is included in the Corporation's Registration Statement filed on Form S-1 for the year ended December 31, 2006.

                                            /s/ BKD, LLP
                                            BKD, LLP


Louisville, Kentucky
November 29, 2007